Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	media@sprouts.com
(602) 682-1584
susannahlivingston@sprouts.com
Sprouts Farmers Market, Inc. Reports Third Quarter 2025 Results
PHOENIX, Ariz. – (Business Wire) – October 29, 2025 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week third quarter ended September 28, 2025.
"We are opening stores nationwide, and our strategy continues to resonate with our target customers, resulting in strong third quarter performance," said Jack Sinclair, chief executive officer of Sprouts Farmers Market. "Our passionate team members, financial foundation, and disciplined execution will position us to deliver sustainable earnings growth, as we navigate strong year-over-year comparisons."
Third Quarter Highlights:
•Net sales totaled $2.2 billion; a 13% increase from the same period in 2024
•Comparable store sales growth of 5.9%
•Diluted earnings per share of $1.22; compared to diluted earnings per share of $0.91 in the same period in 2024
•Opened 9 new stores, resulting in 464 stores in 24 states as of September 28, 2025
Leverage and Liquidity in Third Quarter 2025
•Entered into a new $600 million credit facility with terms and conditions substantially similar to our previous agreement
•Ended the quarter with $322 million in cash and cash equivalents and zero balance on our $600 million revolving credit facility
•Authorized a new $1 billion share repurchase program and repurchased 0.4 million shares of common stock for a total investment of $50 million, excluding excise tax
•Generated cash from operations of $577 million and invested $194 million in capital expenditures, net of landlord reimbursement, year-to-date thru September 28, 2025
Fourth Quarter and Full-Year 2025 Outlook
The following provides information on our fourth quarter 2025 outlook:
•Comparable store sales growth: 0.0% to 2.0%
•Diluted earnings per share: $0.86 to $0.90
The following provides information on our full-year 2025 outlook:
•Net sales growth: approximately 14%
•Comparable store sales growth: approximately 7.0%
•EBIT: $675 million to $680 million
•Diluted earnings per share: $5.24 to $5.28
•Unit growth: 37 new stores

•Capital expenditures (net of landlord reimbursements): $230 million to $250 million
Third Quarter 2025 Conference Call
Sprouts will hold a conference call at 5:00 p.m. Eastern Time on Wednesday, October 29, 2025, during which Sprouts executives will further discuss third quarter 2025 financial results.
A webcast of the conference call will be available through Sprouts’ investor relations webpage, accessible via the following link. Participants should register on the website approximately ten minutes prior to the start of the webcast.
A webcast replay will be available at approximately 8:00 p.m. Eastern Time on October 29, 2025. This can be accessed with the following link.
Important Information Regarding Outlook
There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.
Forward-Looking Statements
Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," "will," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; equipment supply disruptions; general economic conditions that impact consumer spending or result in competitive responses; accounting standard changes; potential inflationary and/or deflationary trends; tariffs; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.
Corporate Profile
True to its farm-stand heritage, Sprouts offers a unique grocery experience featuring an open layout with fresh produce at the heart of the store. Sprouts inspires wellness naturally with a carefully curated assortment of better-for-you products paired with purpose-driven people. The healthy grocer continues to bring the latest in wholesome, innovative products made with lifestyle-friendly ingredients such as organic, plant-based and gluten-free. Headquartered in Phoenix, and one of the largest and fastest growing specialty retailers of fresh, natural and organic food in the United States, Sprouts employs approximately 35,000 team members and operates more than 450 stores in 24 states nationwide. To learn more about Sprouts, and the good it brings communities, visit sprouts.com/about/.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended		Thirty-nine weeks ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Net sales	$2,200,430	$1,945,735	$6,657,468	$5,723,062
Cost of sales	1,349,379	1,204,812	4,057,454	3,541,461
Gross profit	851,051	740,923	2,600,014	2,181,601
Selling, general and administrative expenses	653,329	580,332	1,921,682	1,676,470
Depreciation and amortization (exclusive of depreciation included in cost of sales)	38,862	34,408	110,567	98,129
Store closure and other costs, net	1,462	3,732	4,679	8,968
Income from operations	157,398	122,451	563,086	398,034
Interest income, net	(690)	(1,061)	(2,045)	(382)
Income before income taxes	158,088	123,512	565,131	398,416
Income tax provision	37,972	31,902	131,286	97,417
Net income	$120,116	$91,610	$433,845	$300,999
Net income per share:
Basic	$1.23	$0.91	$4.43	$2.99
Diluted	$1.22	$0.91	$4.38	$2.97
Weighted average shares outstanding:
Basic	97,672	100,148	98,023	100,560
Diluted	98,715	101,025	99,086	101,469

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	September 28, 2025	December 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$322,415	$265,159
Accounts receivable, net	64,848	30,901
Inventories	399,938	343,329
Prepaid expenses and other current assets	30,344	36,131
Total current assets	817,545	675,520
Property and equipment, net of accumulated depreciation	989,587	895,189
Operating lease assets, net	1,596,100	1,466,903
Intangible assets	208,215	208,094
Goodwill	381,750	381,750
Other assets	19,925	13,243
Total assets	$4,013,122	$3,640,699
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$268,330	$213,414
Accrued liabilities	239,836	216,842
Accrued salaries and benefits	89,595	97,991
Accrued income tax	11,522	—
Current portion of operating lease liabilities	170,614	150,400
Current portion of finance lease and other finance obligations	1,597	1,321
Total current liabilities	781,494	679,968
Long-term operating lease liabilities	1,633,293	1,520,272
Long-term debt and other finance obligations	53,423	7,248
Other long-term liabilities	37,783	38,259
Deferred income tax liability	72,571	73,059
Total liabilities	2,578,564	2,318,806
Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 97,451,026 shares issued and outstanding, September 28, 2025; 99,255,036 shares issued and outstanding, December 29, 2024	98	99
Additional paid-in capital	831,870	808,140
Retained earnings	602,590	513,654
Total stockholders’ equity	1,434,558	1,321,893
Total liabilities and stockholders’ equity	$4,013,122	$3,640,699

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS)

	Thirty-nine weeks ended
	September 28, 2025	September 29, 2024
Operating activities
Net income	$433,845	$300,999
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	116,003	103,881
Operating lease asset amortization	107,866	99,278
Share-based compensation	22,045	19,925
Deferred income taxes	(488)	1,170
Other non-cash items	1,643	3,116
Changes in operating assets and liabilities:
Accounts receivable	24,688	30,273
Inventories	(56,608)	(6,275)
Prepaid expenses and other current assets	5,310	18,595
Other assets	(3,928)	219
Accounts payable	23,231	25,556
Accrued liabilities	23,496	37,877
Accrued salaries and benefits	(8,397)	6,777
Accrued income tax	11,522	1,392
Operating lease liabilities	(123,680)	(122,646)
Other long-term liabilities	923	214
Cash flows from operating activities	577,471	520,351
Investing activities
Purchases of property and equipment	(176,081)	(161,687)
Cash flows used in investing activities	(176,081)	(161,687)
Financing activities
Payments on revolving credit facilities	—	(125,000)
Payments on finance lease liabilities	(793)	(840)
Repurchase of common stock	(341,925)	(129,698)
Payments of excise tax on repurchases of common stock	(2,091)	—
Proceeds from exercise of stock options	1,686	4,729
Cash flows used in financing activities	(343,123)	(250,809)
Increase in cash, cash equivalents, and restricted cash	58,267	107,855
Cash, cash equivalents, and restricted cash at beginning of the period	267,213	203,870
Cash, cash equivalents, and restricted cash at the end of the period	$325,480	$311,725

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA and EBIT. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.
The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion. The company defines EBIT as net income before interest expense and provision for income tax.
Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and they should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.
The following table shows a reconciliation of EBIT and EBITDA to net income for the thirteen and thirty-nine weeks ended September 28, 2025 and September 29, 2024:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
NON-GAAP MEASURE RECONCILIATION
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended		Thirty-nine weeks ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Net income	$120,116	$91,610	$433,845	$300,999
Income tax provision	37,972	31,902	131,286	97,417
Interest (income) expense, net	(690)	(1,061)	(2,045)	(382)
Earnings before interest and taxes (EBIT)	157,398	122,451	563,086	398,034
Depreciation, amortization and accretion	40,739	36,125	116,003	103,881
EBITDA	$198,137	$158,576	$679,089	$501,915
###

Source: Sprouts Farmers Market, Inc
Phoenix, AZ
10/29/25